UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 2, 2018
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 2, 2018, Mark Hutchens tendered his resignation from his position as Chief Operating Officer and Executive Vice President of Papa Murphy’s Holdings, Inc. (the “Company”), effective on December 3, 2018, in order to pursue other interests. Mr. Hutchens also resigned from all other positions he held with the Company and its affiliates.
Item 7.01 Regulation FD Disclosure
As stated in its press release dated August 1, 2018 announcing the Company’s results for the second quarter of 2018 and including the “2018 Financial Outlook”, the Company is reaffirming its guidance for the 2018 fiscal year, including full-year system-wide comparable store sales expected to decline low single digits and Adjusted EBITDA of at least $20 million. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated by reference herein. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of Adjusted EBITDA to GAAP net income (loss) and discussion of why the Company considers Adjusted EBITDA to be a useful measure, see the financial tables accompanying the incorporated press release and the paragraph therein entitled “Non-GAAP Financial Measures.” For a discussion of the forward-looking statements included in the Company’s guidance for the 2018 fiscal year, see the incorporated press release and the paragraph therein entitled “Forward-looking Statements.”
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated August 1, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Nik Rupp
Name: Nik Rupp
Title: Chief Financial Officer

Date: October 9, 2018